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                                                                   Exhibit 10.10

                           OSWEGO COUNTY BANCORP, INC.

                              RESTRICTED STOCK PLAN


1.   PURPOSE: EFFECTIVENESS OF THE PLAN.

           (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees, officers, and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

           (b) This Plan will become effective on March 16, 2000, upon ratification and approval by the stockholders of the Company.

2.   CERTAIN DEFINITIONS.

           Unless the context otherwise requires, the following defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any agreements entered into pursuant to this Plan:

           (a) "1933 Act" means the federal Securities Act of 1933.

           (b) "1934 Act" means the federal Securities Exchange Act of 1934.

           (c) "Bank" means Oswego County Savings Bank.

           (d) "Change in Control" of the Bank or the Company means:

               (1) a reorganization, merger, conversion, consolidation, or sale of all or substantially all of the assets of the Bank, the Company or Oswego County MHC, or a similar transaction in which the Bank, the Company, or Oswego County MHC is not the resulting entity and that is not approved by a majority of the Board of Directors of the Company; or

               (2) individuals who constitute the incumbent board of the Bank, the Company or Oswego County MHC cease for any reason to constitute a majority thereof; provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the incumbent board or whose nomination for election by the Company's stockholders was approved by the same nominating committee serving under the incumbent board shall be, for purposes of this Section, considered as though he or she were a member of the incumbent board;

               (3) an acquisition of "control" of the Bank or the Company as defined in the Bank Holding Company Act of 1956, as amended and applicable rules and

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     regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "BHCA"), as determined by the Board of Directors of the Bank, the Company or Oswego County MHC; or

               (4) an acquisition of the Bank's stock requiring submission of notice under the Change in Bank Control Act; provided, however, that a Change in Control shall not be deemed to have occurred under paragraph (1),
     (3) or (4) of this subsection (c) if the transactions constituting a Change in Control are approved by a majority of the Board of Directors of the Company; or

               (5) (A) an event of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 of 15(d) of the 1934 Act or results in a change in control of the Bank, the Company or Oswego County MHC within the meaning of the BHCA; or (B) such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the 1934 Act) other than Oswego County MHC is or becomes a "beneficial owner" (as defined in Section 13(d)(3) of the 1934 Act) directly or indirectly, of securities of the Company or the Bank representing 25 or more of the outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Company purchased by the Bank's employee stock ownership plan and trust shall not be counted in determining whether such plan is the beneficial owner of more than 25% of the Bank's securities,
     (ii) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan or reorganization, merger or consolidation of the Company or the Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Bank or the Company, or (iii) a tender offer is made for 25% or more of the voting securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

           (e) "Board" means the Board of Directors of the Company.

           (f) "Code" means the Internal Revenue Code of 1986, as amended. References in this Plan to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise.

           (g) "Committee" means a Compensation Committee of two or more Non-Employee Directors, appointed by the Board, to administer and interpret this Plan.

           (h) "Company" means Oswego County Bancorp, Inc., a Delaware corporation with its principal place of business at 44 East Bridge Street, Oswego, New York 13126.

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           (i) "Non-Employee Director" shall the meaning provided in Rule
     16b-3(b)(3)(i) under the 1934 Act.

           (j) "Eligible Participants" means persons who, at a particular time, are employees, officers or directors of the Company or any of its Subsidiaries.

           (k) "Holder" means an Eligible Participant to whom any Restricted Stock is issue hereunder, and any transferee thereof pursuant to a Transfer authorized under this Plan.

           (l) "Plan" means this Restricted Stock Plan of the Company.

           (m) "Restricted Stock" means Stock issued or issuable by the Company pursuant to this Plan.

           (n) "Restricted Stock Grant Agreement" means an agreement between the Company and an Eligible Participant to evidence the terms and conditions of the issuance of Restricted Stock under this Plan.

           (o) "Stock" means shares of the Company's common stock, par value $.01 per share.

           (p) "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code.

           (q) "Termination Event" means, with respect to any Holder of Restricted Stock, any event that results in such Holder no longer being an Eligible Participant hereunder for any reason whatsoever, except for death., disability, Change in Control, or, in the case of an officer or employee, normal retirement.

           (r) "Transfer," with respect to Restricted Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Restricted Stock, including without limitation an assignment for the benefit of creditors of the Holder, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Restricted Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a qualified domestic relations order, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Restricted Stock are transferred or awarded to the spouse of the Holder or are required to be sold; or a transfer resulting from the filing by the Holder of a petition for relief, or the filing of an involuntary petition against such Holder, under the bankruptcy laws of the United States or of any other nation.

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                                                                   Exhibit 10.10

3.   ELIGIBILITY.

           The Company may issue Restricted Stock under this Plan only to persons who are Eligible Participants as of the time of such issuance. Subject to the provisions of Section 5 of this Plan, there is no limitation on the amount of Restricted Stock that may be issued to an Eligible Participant.

4.   ADMINISTRATION.

           (a) Committee. The Committee, if appointed by the Board, will administer this Plan. If the Board, in its discretion, does not appoint such a Committee, the Board itself will administer this Plan and take such other actions as the Committee is authorized to take hereunder.

           (b) Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's Certificate of Incorporation, By-laws and this Plan:

               (i) to select and approve the persons to whom Restricted Stock will be issued under this plan from among the Eligible Participants, ineluding the number of shares of Restricted Stock so issued to each such person;

               (ii) to determine the Purchase Price of Restricted Stock issued under this Plan, the period or periods of time during which the Company will have the right to repurchase such Restricted Stock and the terms and conditions of such repurchase, and other matters to be determined by the Committee in connection with specific issuances of Restricted Stock and Restricted Stock Grant Agreements as provided in this Plan; and

               (iii) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan.

           (c) Restricted Stock Grant Agreements. Restricted Stock will be issued hereunder only upon the execution and delivery of a Restricted Stock Grant Agreement by the Holder and a duly authorized officer of the Company. Restricted Stock will not be deemed issued merely upon the authorization of such issuance by the Company.

5.   SHARES RESERVED FOR RESTRICTED STOCK.

           (a) Restricted Stock Pool. The aggregate number of shares of Restricted Stock that may be issued pursuant to this Plan will not exceed 11,985 (the "Restricted Stock Pool"). In the event that any Restricted Stock is forfeited, the shares of Common Stock forfeited to the Company shall not again be made available for grant under the Plan.

           (b) Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock

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     dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number of shares of Restricted Stock in the Restricted Stock Pool that may be issued pursuant to this Plan; (ii) the exercise price of any rights of repurchase or of first refusal under this Plan; and (iii) other rights and matters determined on a per share basis under this Plan or any Restricted Stock Grant Agreement hereunder. Any such adjustments will be made only by the Board, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan. If there is any other change in the number or kind of the outstanding shares of Stock of the Company, or of any other security into which that Stock has been changed or for which it has been exchanged, and if the Board, in its sole discretion, determines that this change requires any adjustment in the restrictions of Transfer, rights of repurchase, or rights of first refusal in Restricted Stock then subject to this Plan, such an adjustment will be made in accordance with the determination of the Board. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its stock.

6.   TERMS OF RESTRICTED STOCK GRANT AGREEMENTS.

           Each issuance of Restricted Stock pursuant to this Plan will be evidenced by a Restricted Stock Grant Agreement between the Company and the Eligible Participant to whom such Restricted Stock is to be issued, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, each Restricted Stock Grant Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

           (a) No Agreement to Employ. Nothing contained in this Plan, any Restricted Stock Grant Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Plan will confer upon any Holder any right with respect to the continuation of his or her status as an employee of, consultant or independent contractor to, or director of the Company or any Subsidiary.

           (b) Vesting Periods; Forfeiture to Company.

               (i) Vesting. Except as otherwise provided herein, each Restricted Stock Grant Agreement may specify the period or periods of time within which the Restricted Stock issued thereunder shall be forfeited to the Company or its assignee (the "Vesting Period"), as set forth in this Section 6(b). Such Vesting Periods will be fixed by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

                   Unless the Restricted Stock Purchase Agreement executed by a Holder expressly otherwise provides and except as set forth in this Plan, as of the date issued, all of the shares of Restricted Stock issued pursuant to the agreement (the "Total Award Shares") will be deemed "Unvested" and will become "Vested" according to the following schedule:

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                    (1) No Portion of the Total Award Shares will be deemed
               "Vested" prior to the first anniversary of the date on which the Restricted Stock was issued to the Holder (the "Issue Date");

                    (2) The Restricted Stock will become "Vested" on a
               cumulative basis as to twenty percent (20%) of the Total Award Shares on each of the first, second, third, fourth and fifth anniversaries of the Issue Date, so that the Total Award Shares will have become fully "Vested," subject to the Holder's remaining an Eligible Participant, on the fifth anniversary of such Issue Date.

               (ii) Vesting Upon Certain Events. Upon termination of a Holder's employment (or service) due to death, disability, Change in Control or, in the case of an officer or employee, normal retirement, all Restricted Stock of the Holder, whether or not "Vested" at that time, shall become "Vested."

               (iii) Forfeiture Upon Termination. Upon the occurrence of any Termination Event with respect to any Holder of Restricted Stock, any Unvested shares of Restricted Stock owned by such Holder at the time of such Termination Event shall be forfeited to the Company.

           (c) Restrictions on Transfer of Restricted Stock.

               (i) General Rule on Permissible Transfer of Restricted Stock. Restricted Stock may be Transferred only in (1) accordance with the limitations on the Transfer of Restricted Stock imposed by applicable state or federal securities laws, (2) as set forth below, and (3) subject to certain undertakings of the transferee (Section 6(c)(iii)). All Transfers of Restricted Stock not meeting the conditions set forth in this Section 6(c) are expressly prohibited.

               (ii) Effect of Prohibited Transfer. Any prohibited Transfer of Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this Section 6(c), or exercise any other legal or equitable remedy.

               (iii) Required Undertaking. Any Transfer that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure that the Company's rights under a Restricted Stock Grant Agreement and this Plan are adequately protected with respect to the Restricted Stock so Transferred. Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of this Plan, and of the applicable Restricted Stock Grant Agreement, as if the transferee were the original Holder of such Restricted Stock.

               (iv) Escrow. To facilitate the enforcement of the restrictions on Transfer set forth in this Plan, the Committee may, at its discretion, require the

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           Holder of shares of Restricted Stock to deliver the certificate(s)
           for such shares with a stock power executed in blank by Holder and Holder's spouse (if required for transfer), to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan. The certificates may be held in escrow so long as the shares of Restricted Stock whose ownership they evidence is subject to forfeiture under this Plan or under a Restricted Stock Grant Agreement. Each Holder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to a Restricted Stock Grant Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

           (d) Additional Restrictions on Transfer. By accepting Restricted Stock under this Plan, the Holder will be deemed to represent, warrant and agree as follows:

               (i) Securities Act of 1933. The Holder understands that the shares of Restricted Stock have not been registered under the 1933 Act, and that such shares are not freely tradable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available.

               (ii) Other Applicable Laws. The Holder further understands that each Transfer of the Restricted Stock requires full compliance with the provisions of applicable laws.

               (iii) Investment Intent. Unless a registration statement under the 1933 Act is in effect with respect to the sale and issuance of the Restricted Stock to the Holder: (1) the Holder is purchasing the Restricted Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder; (2) no one else will have any beneficial interest in the Restricted Stock; and (3) Holder has no present intention of disposing of the Restricted Stock at any particular time.

           (e) Compliance with Law. Notwithstanding any other provision of this Plan, Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state securities laws, and such issuance will be subject to this overriding condition. The Company will not be required to register or qualify Restricted Stock with the Securities and Exchange Commission or any State agency, except that the Company will register with, or as required by local law, file for and secure an exemption from such registration requirements from, the applicable securities

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     administrator and other officials of each jurisdiction in which an Eligible
     Participant would be issued Restricted Stock hereunder prior to such issuance.

           (f) Stock Certificates. Certificates representing the Restricted Stock issued pursuant to this Plan will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Restricted Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this Section 6(f) have been complied with.

           (g) Market Standoff. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Holder of any shares of Restricted Stock will sell or otherwise transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the 1933 Act, during the one hundred twenty (120) day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

           (h) Notices. Any notice to be given to the Company under the terms of a Restricted Stock Grant Agreement will be addressed to the Company at its principal executive office, Attn: Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to a Holder will be addressed to the Holder at the address provided to the Company by the Holder. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

           (i) Other Provisions. The Restricted Stock Grant Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Restricted Stock issued hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

7.   PERIOD IN WHICH GRANTS CAN BE MADE.

           Restricted Stock may be granted under this Plan at any time on or before March 16, 2010.

8.   AMENDMENT AND DISCONTINUANCE.

           The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that (a) no such action of the Board shall alter or impair any rights previously granted to Holders under the Plan without the consent of such affected Holders (or their successors or assignees), and (b) the Plan may not be amended without approval of the Company's stockholders if the amendment would materially increase the benefits accruing to participants under the Plan, increase the number of shares of Restricted Stock that may be issued under the Plan, or materially modify the requirements as to eligibility for participation in the Plan.

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9.   PLAN COMPLIANCE WITH RULE 16b-3.

           With respect to persons subject to the liability and reporting requirements of Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.

10.  COPIES OF PLAN.

           A copy of this Plan will be delivered to each Holder at or before the time he or she executes a Restricted Stock Grant Agreement.